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                                                                    Exhibit 99.1

                                  CERTIFICATION


The undersigned, the chief executive officer and acting chief financial officer of American Oriental Bioengineering, Inc. (the "Issuer"), hereby certifies that the 10-QSB for the period ended June 30, 2002 filed with the Commission on August 14, 2002 (the "10-QSB") and containing certain financials statements for fiscal quarter ended June 30, 2002 fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that information contained in the 10-QSB fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


/s/ SHUNJUN LIU

Shunjun Liu, Chief Executive Officer


/s/ YANCHUN LI

Yanchun Li, Acting Chief Financial Officer